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                                                                    EXHIBIT 99.1

                        CONSENT TO SERVE AS A DIRECTOR

     I hereby agree to serve as a Director of Teltrust, Inc. (the "Company") following its initial public offering of shares of common stock. I also agree to the inclusion of the references to me in the Company's Registration Statement on Form S-1, as may subsequently be amended, and any prospectus included therein as a person who has agreed to serve as a director of the Company.

April 14, 1998

                                      /s/ Alan W. Saltzman
                                    -------------------------
                                    Alan W. Saltzman